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                                                                 EXHIBIT 10.4

                    ACCOUNT TRANSFER AND PURCHASE AGREEMENT


          This Account Transfer and Purchase Agreement (this "Agreement") is dated this 20th day of August, 1996, and is between KBK Financial, Inc., a Delaware corporation authorized to do business in California and doing business as VPT/KBK Acceptance Corporation ("KBK"), and VOICE POWERED TECHNOLOGY INTERNATIONAL, INC., a California corporation ("Seller"). This Agreement shall become effective as of the day it is accepted in the State of Texas by KBK as indicated at the end hereof by the date and signature on behalf of KBK.

          WHEREAS, KBK is in the business of purchasing accounts receivable ("accounts"); and

          WHEREAS, Seller desires, from time to time during the term of this Agreement, to sell accounts to KBK; and

          WHEREAS, the parties hereto desire to enter into this Agreement to govern the purchase and sale of accounts;

          NOW THEREFORE, in consideration of the premises, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. OFFER OF ACCOUNTS. At its election from time to time during the term of this Agreement, Seller agrees to offer for sale to KBK certain of its accounts arising out of sales of goods, or services rendered, by Seller, and to sell to KBK on the terms set forth in this Agreement such of the offered accounts as KBK may accept for purchase in the State of Texas. KBK shall have the absolute right in its sole discretion to reject any or all offered accounts, whether or not KBK has previously purchased accounts of any particular account debtor hereunder. The parties agree that, without the prior consent of KBK, the maximum face amount of accounts that KBK may purchase hereunder at any time, together with the then outstanding face amount of outstanding accounts previously purchased by KBK from Seller hereunder, will not exceed THREE MILLION AND NO/100 dollars ($3,000,000.00). KBK's consent to purchase accounts in excess of such amount may be evidenced by KBK's acceptance for purchase of such offered accounts.

           2. PURCHASE AND SALE OF ACCOUNTS. Each account purchased by KBK hereunder shall be purchased by KBK without recourse against Seller. All losses incurred by KBK from the financial inability of such account debtor to pay such account over and above any and all Residual and Reserve amounts offset shall be borne solely by KBK; provided, however, that nothing in this Agreement shall be construed to relieve Seller from liability for any breach by Seller of any representation, warranty or agreement of Seller contained herein. Notwithstanding any provision in this Agreement to the contrary, it is contemplated by and the intention of the parties hereto that accounts of Seller may be considered and purchased as one account (herein a "batch") and the term "account" and "accounts" as used herein may also refer to and mean a "batch" or "batches," as the case may be.

          In connection with each offer of accounts to KBK, Seller agrees to deliver to KBK a written assignment of such accounts, together with a copy of all invoices relating to such accounts, and evidence of delivery of the related goods or performance of the related services (and, if requested, the original purchase orders from the applicable customers), all in a form satisfactory to KBK. In order for an account to be eligible for purchase by KBK, the related invoice must set forth, as the sole address for payment, the following post
P.O. Box 54679, Los Angeles, CA 90054-0679 ("Authorized Remittance Address") (or, upon notice from KBK, another post office box of KBK) and, in the case of payments to be effected by wire transfer or other electronic means, the related invoice must set forth, as the sole bank account for such payment, the following bank account of KBK Acct. #1690007172, Bank One Texas, Texas, N.A., ABA Routing #111000614, Reference: Voice Powered Technology ("Authorized Remittance Address") (or a third party designated by KBK) previously designated by KBK (except in each case as otherwise agreed in writing by KBK). KBK's acceptance for purchase of offered accounts shall be evidenced by KBK's tendering of the Initial Payment to Seller or otherwise delivering to Seller a schedule of accounts accepted for purchase by KBK. Seller's transference of offered accounts shall not be effective as to any accounts not accepted for purchase by KBK.

          Seller hereby sells, transfers, assigns and otherwise conveys to KBK (as a sale by Seller and a purchase by KBK, and not as security for any indebtedness or other obligation of Seller to KBK) all right, title and interest of Seller in and to all accounts accepted by KBK for purchase hereunder, together with all related rights (but not obligations) of Seller with respect thereto, including all contract rights, guarantees, letters of credit, liens in favor of Seller, insurance and other agreements and arrangements of whatever character from time to time supporting or securing payment of such accounts and all right, title and interest of Seller in any related goods, including
Seller's rights and remedies under Article 2, Part 7 of the applicable Uniform Commercial Code ("UCC"). The foregoing sale, transfer, assignment and conveyance does not constitute and is not intended to result in an assumption by KBK of any obligation of Seller or any other person in connection with the accounts or related rights or under any agreement or instrument relating thereto. Seller agrees to execute and deliver such

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bills of sale, assignments, letters of credit, notices of assignment financing statements (including continuation statements) under the applicable UCC and other documents, and make such entries and markings in its books and records, and to take all such other actions (including the negotiation, assignment or transfer of negotiable documents, letters of credit or other instruments) as KBK may request to further evidence or protect the sales and assignments of accounts and related rights to KBK hereunder, as well as KBK's interest in any returned goods referred to in Section 8 hereof.

         3. TERMS OF ACCOUNTS. Except as set forth on Exhibit "A" attached hereto and as otherwise may be agreed to in writing by KBK from time to time, the terms of sale offered by Seller to its account debtors with respect to all accounts offered to KBK for purchase hereunder shall be NET 30 DAYS. After an account has been purchased by KBK, Seller shall not have the right to vary the terms of sale set forth in the invoice relating to such account, or any other aspect of the account except in Seller's capacity as agent for KBK for purposes of collection of accounts purchased by KBK as set forth in Section 8 hereof, and then only with the prior written consent of KBK.

         4. PURCHASE PRICE. The purchase price for each account purchased hereunder shall consist of and be paid by the Initial Payment and the Residual Payment. The Initial Payment shall be payable by KBK to Seller on the business day that KBK accepts for purchase the related account, and the Residual Payment shall be payable by KBK to Seller within five business days after KBK receives, in collected and immediately available funds, the Net Amount of the related account (subject to KBK's right to withhold payment of Residuals hereunder, and subject to KBK's right to withhold, offset and charge, each as described below).

         "Initial Payment" means SIXTY FIVE percent (65%) of the Net Amount of an account. "Net Amount" of an account means the gross face amount payable pursuant to the related invoice, less taxes and all permitted discounts, deductions and allowances, calculated on the basis of the shortest payment period provided with respect to such invoice. "Residual Payment" with respect to an account means aggregate amount collected with respect to such account, less the sum of (i) the Initial Payment with respect to such account and (ii) KBK's Discounts (hereinafter defined), and (iii) any and all attorneys fees and other costs of collection.

         5. FIXED AND VARIABLE DISCOUNTS, "Fixed Discount" means a discount of TWO percent (2.0%) of the Net Amount of such account. "Variable Discount" means a discount computed on the Initial Payment and accruing on the basis of actual days elapsed from the date of Initial Payment until and including five business days after KBK receives, in collected and immediately available funds, receipt of the proceeds of collection of such account at a per annum rate equal to KBK's Base Rate in effect on the date of purchase of such account plus TWO percent (2.0%) per annum; provided, however, in no event shall the Variable Discount with respect to any account purchased hereunder be less than seven (7.0%) per annum. "Base Rate" means that per annum variable rate (expressed as a per annum percentage based on a 360 day year) determined from time to time by KBK without notice to its Seller as KBK's base rate for purposes of calculating variable discounts under KBK's Account Transfer Agreement. The Fixed Discount and the Variable Discount (herein collectively referred to as KBK Discounts) may be subject to one or more adjustments during the term of this Agreement if a Performance Based Pricing Addendum is attached hereto. If an Addendum is attached hereto, it is then made a part hereof as though fully written herein.

         6. RESERVE. In the event that KBK has reason to believe Seller has breached any material representation, warranty or agreement contained herein, (including, without limitation, in the event of an account purchased by KBK becomes a Disputed Account as hereinafter defined) any account is not paid in full within 90 days from the date of invoice of such account or should KBK deem itself insecure hereunder, KBK may at its election, withhold and accumulate the payment of the Residual ("Reserve") with respect to any or all accounts purchased hereunder to the extent necessary to maintain a Reserve in an amount up to the sum of (a) the total Initial Payments made by KBK with respect to accounts purchased by KBK hereunder which remain uncollected, plus
(b) the total of KBK's Discounts with respect to such accounts and (c) such other amounts which may become due by Seller to KBK hereunder or under any other agreement. Seller hereby authorizes KBK to offset and charge any and all amounts for which Seller or the Reserve may be obligated to KBK pursuant to the terms of this Agreement against the Reserve, and at KBK's election, against any funds of Seller in the possession or control of KBK, from whatever source. However, if, on any business day that KBK regularly makes a payment to Seller for accounts purchased, none of the foregoing conditions exists, and no other breach of this Agreement by Seller exists, then KBK shall distribute to Seller the Residuals then due and all funds it then has on hand that it has collected from accounts that KBK has not then purchased.

         7. CERTAIN SECURITY. For the purpose of securing KBK (a) in the payment of any and all sums of money (including, without limitation, all attorneys' fees and other fees and costs) that may become due and owing KBK from Seller by reason of this Agreement, (b) in the performance by Seller of Seller's obligations hereunder, and under any other agreement contract document, note or legal instrument in favor of KBK or its assignees and (c) in the performance of all the obligations of all Affiliates under each Affiliate's agreements, contracts, documents, note or legal instruments in favor of KBK or its assigns, Seller hereby grants to KBK a security interest in (i) all of Seller's present and future inventory, accounts, account and contract rights, contracts, notes, drafts, acceptances, documents, instruments, chattel paper, general intangibles (including, but not limited to, all


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trademarks, goodwill of Seller, customer lists, and books and records), and all products and proceeds therefrom, including all returned or repossessed goods, as well as all books and records pertaining to all of the foregoing, (ii) all amounts due as Residuals or withheld by KBK as the Reserve pursuant to Section
6 hereof and (iii) all funds of Seller in the possession or control of KBK, from whatever source (including, but not limited to, all funds now or hereafter held in the Collateral Account (described below) and the Collateral Account itself). Affiliate, for purposes of this Agreement shall mean any subsidiary, parent, brother, sister, commonly controlled or related parties including but not limited to NONE.

          Seller agrees to execute and deliver such financing statements under the applicable UCC and other documents, and make such entries and markings in its books and records and to take all such other actions, as KBK may request to further evidence, perfect, preserve or protect the security interest granted to KBK hereunder. KBK shall have all rights and remedies in respect of the lien and security interest herein granted as are provided in this Agreement, any document, agreement, or instrument executed in connection with this Agreement, the UCC and other applicable law, including the right at any time, before or after any default by Seller of any of its obligations hereunder, to notify account debtors and obligors on instruments to make payment to KBK (or its designee) and to take control of proceeds to which KBK is entitled, and to apply proceeds to (in addition to other obligations of Seller to KBK) the reasonable attorneys' fees and legal expenses incurred by KBK in connection with the disposition of collateral or the other exercise of rights and remedies by KBK.

          To further secure the obligations described in the first paragraph of this Section 7, Seller covenants and agrees to maintain at all times, from and after the date of this Agreement, (i) a deposit account at Bank One, Texas, National Association, P. O. box 2629, Houston, Texas 77002, Account Number 1820766580 (the "Collateral Account); and (ii) the following sums in the Collateral Account (which shall be based on the aggregate amount of accounts purchase by KBK under this Agreement that remain uncollected):

         Amount of Accounts Purchased
         that remain uncollected                   Cash Collateral Required
         equal to or less than $350,000                    $    -0-
         $350,000-750,000                                  $ 75,000
         $750,001-1,250,000                                $150,000
         $1,250,001-1,750,000                              $300,000
         $1,750,001-2,250,000                              $450,000
         $2,250,001-2,750,000                              $600,000
         $2,750,001-3,000,000                              $750,000

          The beneficial owner of the Collateral Account shall be KBK (provided that the Collateral Account may be held in the name of both KBK and Seller). Seller shall have no right to withdraw any funds from the Collateral Account at any time, it being agreed that KBK will permit excess funds to be released to Seller from the Collateral Account in accordance with the foregoing schedule (provided no default or breach of any provision of this Agreement has occurred). Seller shall be responsible for notifying KBK of its right to receive such excess funds. If Seller fails to maintain the requisite level of funds in the Collateral Account, KBK may withhold amounts otherwise payable to Seller by KBK under this Agreement and deposit such amounts into the Collateral Account until such time as the Collateral Account is funded in accordance with the foregoing schedule. The requirements of this Section 7 are in addition to all other requirements of this Agreement (including, without limitation, the Reserve described in paragraph 6 above).

          Seller herein acknowledges and warrants to KBK that it has received and will receive, direct and indirect benefits by and from granting this security interest to KBK to secure the obligations of any Affiliate to KBK.

          In the event a security interest has heretofore been granted and given to KBK by Seller in a prior agreement(s) or documents to secure certain obligations, then, in such event, and not withstanding anything in this Agreement to the contrary, including paragraph 19 hereof, the lien and security interest herein granted and given to KBK is in renewal and extension, and not in extinguishment of, all such prior liens and security interests and are valid and subsisting liens and security interests to secure all prior, existing and new obligations of Seller to KBK hereunder and under any such prior agreements, which obligations are likewise herein renewed and extended, in any manner, including any action required in connection with or by virtue of the United States Bankruptcy Code.





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         8.      Servicing.  KBK hereby appoints Seller as servicing agent for
KBK ("Servicer") for the purpose of expediting the payment of accounts purchased by KBK hereunder. Servicer agrees to maintain an active, on-going and regular dialog with each Account Debtor. Servicer further agrees to utilize all powers influences, rights and take every action within its control in accordance with its customary practices and applicable law to expedite the collection of the accounts purchased by KBK and direct such payments in specie exclusively to the Authorized Remittance Address, as herein defined. Seller will furnish to KBK, upon request, any and all papers, documents and records in its possession or control related to accounts purchased by KBK hereunder, or related to Seller's business relationship with the respective account debtors, and agrees to cooperate fully with KBK in all matters related to collection of accounts purchased by KBK hereunder. KBK reserves the right to terminate such Servicer relationship at any time with or without cause and without notice to Servicer.


          Seller authorizes KBK to forward directly to account debtors statements or invoices on accounts purchased by KBK hereunder, and to request payment at such address or to such bank account as may be designated by KBK. Seller agrees that, if any payment is made to Seller on any account purchased by KBK from Seller hereunder, Seller (i) will hold such payment in trust for KBK, (ii) will not commingle such payment with any funds of Seller, and (iii) will deliver such payment to KBK, in the exact form received, by the close of business on the next business day following receipt thereof by Seller. If any goods relating to an account purchased by KBK hereunder shall be returned to or repossessed by Seller, Seller shall give prompt notice thereof to KBK and shall hold such goods in trust for KBK, separate and apart from Seller's own property, and such goods shall be owned solely by KBK and be subject to KBK's direction and control. Seller shall properly store and protect such goods and agrees to cooperate fully with KBK in any subsequent disposition thereof for the benefit of KBK.

          Seller authorizes KBK to collect, sue for and give releases for in the name of Seller or KBK in KBK's sole discretion, all amounts due on accounts sold to KBK hereunder. Seller specifically authorizes KBK to endorse, in the name of Seller, all checks, drafts, trade acceptances or other forms of payment tendered by account debtors in payment of accounts sold to KBK hereunder and made payable to Seller. KBK shall have no liability to Seller for any mistake in the application of any payment received with respect to any account; provided KBK has not acted in bad faith or has not been grossly negligent, IT BEING THE SPECIFIC INTENT OF THE PARTIES HERETO THAT KBK SHALL HAVE NO LIABILITY HEREUNDER EXCEPT FOR ITS OWN GROSS NEGLIGENCE AND WILLFUL MISCONDUCT. Seller hereby waives notice of nonpayment of any accounts old to KBK hereunder as well as any and all other notices with respect to such accounts, demands or presentations for payment, and agrees that KBK may extend or renew from time to time the payment of, or vary, reduce the amount payable under or compromise any of the terms of, any account purchased by KBK, in each case without notice to or the consent of Seller. Seller further authorizes KBK (or its designee) to open and remove the contents of any post office box of Seller or KBK (or its designee) which KBK believes contains mail relating to accounts, and in connection therewith or otherwise, to receive, open and dispose of mail addressed to Seller which KBK believes may relate to accounts, and in order to further assure receipt by KBK (or its designee) of mail relating to such accounts, to notify other parties including customers and postal authorities to change the address for delivery of such mail addressed to Seller to such address as KBK may designate. KBK agrees to use reasonable measures to preserve the contents of any such mail which does not relate to accounts purchased hereunder and to deliver same to Seller (or, at the election of KBK, to notify Seller of the address where Seller may take possession of such contents; provided, if Seller does not take possession of such contents within 30 days after notice from KBK to take possession thereof, KBK may dispose of such contents without any liability to Seller). Seller hereby irrevocably appoints KBK (and any employee, agent or other person designated by KBK, any of whom may act without joinder of the others) as Seller's attorneys-in-fact and agents, in Seller's name, place and stead, to take all actions, execute and deliver all notices, negotiate such instruments and other documents, as may be necessary or advisable to permit KBK (or its designee) to take any and all of the actions described in this paragraph or to carry out the purpose and intent thereof, as fully and for all intents and purposes as Seller could itself do, and hereby ratifies and confirms all that said attorneys-in-fact and agents may do or cause to be done by virtue hereof. This power of attorney is irrevocable and deemed coupled with an interest.

         9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to KBK with respect to each account offered by Seller to KBK hereunder that (i) Seller is the sole owner of such account, which account is free and clear of any liens, claims, equities or encumbrances whatsoever, and upon each purchase by KBK of such account, KBK will own such account free and clear of any liens, claims, equities or encumbrances whatsoever and the consideration received by Seller from KBK for such Account is fair and adequate, (ii) Seller is the sole obligee under such account, and has full power and is duly authorized to sell, assign and transfer such account to KBK hereunder, and the date of sale of such account is not more than 30 days after the date of the original invoice relating to such account, (iii) Seller has no knowledge of any fact which would lead it to expect that, at the date of sale of such account to KBK, such account will not be paid in the full stated amount when due, (iv) such account arises out of a bona fide sale of conforming goods or the bona fide rendition of services by Seller, and all underlying goods have been delivered to the account debtor, or all underlying services have been rendered by Seller, in complete fulfillment of all of the terms and conditions of a fully executed, delivered and unexpired contract with the account debtor, and the account debtor has accepted the goods or services to which the account relates, (v) such account is denominated and payable only in United States dollars and constitutes the legal, valid and binding payment obligation of the account debtor, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium





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or other similar laws affecting the enforcement of creditors' rights generally), (vi) such account is current and not past due, has not been paid by or on behalf of the account debtor in whole or in part, and is not and will not be subject to any dispute, recision, set-off, recoupment, defense or claim by the account debtor, whether relating to price, quality, quantity, workmanship, delay in delivery, set off, counterclaim or otherwise, and the account debtor has not and will not claim any defense of any kind or character (other than bankruptcy or insolvency arising after the date of sale of such account to KBK hereunder) against payment of such account, and (vii) as of the date of purchase by KBK of such account, the account debtor with respect to such account is located (within the meaning of Section 9-103 of the applicable UCC) and has its principal executive offices within the United States. Seller further represents and warrants to KBK that (a) the execution, delivery and performance of this Agreement by Seller have been duly authorized and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, (b) Seller is not a debtor in any bankruptcy proceedings, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due and no petition in bankruptcy has been filed by or against Seller or any affiliate thereof nor has Seller or any of its affiliates filed any petition seeking an arrangement of its debts or for any other relief under the United States Bankruptcy Code (the "Bankruptcy Code"), and no application for appointment of a receiver or trustee for all or a substantial part of the property of Seller or any affiliate thereof is pending, nor has Seller or any affiliate thereof made any assignment for the benefit of creditors, (c) Seller is not in default of any debt or obligation to any lender or other creditor, and (d) Seller's principal place of business, chief executive office, location where the records concerning its books of account and contract rights are kept, and location of any property subject to the security interest granted in Section 7 hereof is, unless changed upon notice to KBK complying with the next following sentence and Section 17 of this Agreement, its "Address for Notices" described in
Section 17 hereof. Seller agrees not to change the location of its principal place of business or chief executive office, the location where its records concerning its books of account or contract rights are kept, or the location of any property subject to the security interest granted in Section 7 hereof, without giving at least 15 days advance notice thereof to KBK.

          Each representation and warranty of Seller contained in this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of each sale of accounts to KBK hereunder.

          Seller agrees to indemnify and hold KBK harmless against any breach by Seller of any representation, warranty or agreement of Seller contained in this Agreement, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to accounts or related rights purchased (or with respect to which a security interest is granted) hereunder.

          Seller agrees to notify KBK immediately of any breach by Seller of any representation, warranty or agreement of Seller contained herein or should any representation, warranty or agreement made herein become untrue or false at any time. Seller further agrees to notify KBK immediately of the assertion by any account debtor of any dispute or other claim (including any defense or offset asserted by any account debtor) with respect to any account sold to KBK hereunder, or with respect to any related goods or services ("Disputed Accounts"). Upon KBK's request, Seller agrees to settle, at its own expense and for the benefit of KBK, all such Disputed Accounts; provided, that any such settlement shall be made only with the prior written consent of KBK. Unless KBK is advised in writing by Seller to the contrary, any account that has not been approved by the account debtor within sixty (60) days from the date of the invoice upon which the account is based, shall be deemed to be a Disputed Account. As to any Disputed Account, KBK shall have the right, in its sole discretion, (i) to settle at the expense of Seller and for the benefit of KBK any such dispute or claim upon such terms as KBK may in its sole discretion deem advisable or (ii) to assign the related account to Seller, without recourse to KBK, and charge any unpaid balance with respect thereto (up to the amount of the Initial Payment with respect thereto and KBK's Discounts (through the date of such charge) with respect thereto) against the Reserve, deduct such unpaid balance from any Initial Payments or against any funds of Seller in the possession or control of KBK, from whatever source. Seller agrees that in lieu of KBK charging any such unpaid balance against the Reserve, Initial Payments or against such other funds, KBK may require Seller to pay (and Seller hereby agrees to pay) to KBK on demand any such unpaid balance. An account with respect to which the account debtor has asserted an Insolvency Claim is not a Disputed Account. As used herein, "Insolvency Claim" means any defense or other claim by an account debtor with respect to an account sold to KBK hereunder arising solely out of the bankruptcy or insolvency of the account debtor or the financial inability of the account debtor to pay, if Seller has not breached its representation contained in clause (vi) of the first paragraph of this
Section 9. Notwithstanding anything herein to the contrary, KBK shall have the right to charge all accounts not paid because of an Insolvency Claim against the Reserve and such charge shall have priority over and be paid before any Disputed Account charge.

         10. FINANCIAL STATEMENTS. Seller represents and warrants that all financial and other information provided by Seller to KBK in connection with or in Seller's application to KBK or to induce KBK to enter into this Agreement is true, complete and correct in all material respects. Seller agrees to furnish to KBK (i) within 90 days after the last day of each fiscal year of Seller a consolidated statement of income and a consolidated statement of cash flows of Seller for such fiscal year, and a consolidated balance sheet of Seller as of the last day of such fiscal year, together with an auditors' report thereon by an independent certified public accountant (if Seller generally obtains such an auditors' report), (ii) within 45 days after the last day of each fiscal quarter of Seller, an unaudited consolidated statement of income and statement of cash flows of Seller for such fiscal





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
quarter, and an unaudited consolidated balance sheet of Seller as of the last day of such fiscal quarter, and (iii) within 30 days after the last day of each month, monthly unaudited consolidated statements of income and statements of cash flows of Seller and any affiliates for each month and unaudited consolidated balance sheets of Seller and any affiliates as of the end of each month. Seller represents and warrants that each such statement of income and statement of cash flows will fairly present, in all material respects, the results of operations and cash flows of Seller for the period set forth therein, and that each such balance sheet will fairly present, in all material respects, the financial condition of Seller as of the date set forth therein, all in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise noted in the accompanying auditors' report (or, with respect to unaudited financial statements, in the notes thereto). Seller also agrees to furnish to KBK, upon request, such additional financial and business information concerning Seller and its business as KBK may reasonably request, including copies of its Form 941 returns filed with the Internal Revenue Service and evidence of payment of related taxes. KBK and its agents, representatives and accountants shall have the right, at all times during normal business hours and without prior notice to Seller, to conduct an audit or other examination of the financial and business records of Seller and to examine and make copies of all books and records of Seller for the purpose of assuring or verifying compliance by Seller with the terms of this Agreement, and Seller agrees to cooperate fully with KBK and its agents, representatives and accountants in connection therewith and to timely pay all KBK reasonable audit fees and expense. Seller agrees to properly reflect the effect of this Agreement, and all sales related thereto, in all financial reports and disclosures, written or otherwise, provided to Seller's creditors and other interested parties. Seller specifically agrees that all accounts purchased by KBK will be excluded from Seller's reported accounts receivable balances. Seller also specifically agrees to immediately notify KBK of any material adverse change in Seller's financial condition or business.

         11. TAXES. All taxes and governmental charges of any kind imposed with respect to the sale of goods or the rendering of services relating to accounts purchased by KBK hereunder shall be for the account of, and paid by, Seller.

         12. COMMITMENT, FACILITY, AND TERMINATION FEES; TERMINATION. Seller hereby agrees to pay to KBK, concurrently with the first purchase of an account hereunder, a commitment fee (the "Commitment Fee") of THIRTY THOUSAND and no/100 dollars ($30,000). On August l5, 1997, and each anniversary thereafter, Seller hereby agrees to pay to KBK an additional THIRTY THOUSAND and no/100 dollars ($30,000.00) on each such date as a facility fee ("Facility Fee"). Seller and KBK acknowledge and agree that the Commitment Fee and the Facility Fee are intended as reasonable compensation to KBK for making the facility available under the terms of this Agreement and for no other purpose.

          Seller hereby agrees to pay to KBK a termination fee equal to TWO percent (2.0%) of the maximum dollar amount of aggregate outstanding accounts allowed according to Section 1 (the "Termination Fee") and the payment shall be an obligation of Seller secured under Section 7 hereof. This Termination Fee is payable upon termination of this Agreement by Seller for any reason or upon termination by KBK at its election for the reasons set forth in Sections 12(i) through 12(iv) below. However, if this Agreement is terminated as above set forth after the expiration of 12 months from the date of its execution, but before the expiration of 24 months, three-quarters of the Termination Fee shall be waived. If the Agreement is terminated more than twenty-four (24) months after the date of its execution, all of the Termination Fee shall be waived. Notwithstanding anything to the contrary, if, at any time, the Base Rate should exceed the "Prime Rate" published in the Western Edition of the Wall Street Journal, on the first business day of each of Seller's fiscal quarters, by more than 100 basis points, Seller shall have five (5) business days thereafter to terminate this Agreement without having to pay any Termination Fee.

          This Agreement may be terminated by either party hereto by delivery of written notice of termination of this Agreement to the other party specifying the date of termination, which date shall be at least 30 days after the date such notice is given. KBK may, at its election, terminate this Agreement immediately and without the requirement of notice to Seller if (i) Seller shall fail to perform any of its obligations hereunder or shall breach any of its representations and warranties hereunder, (ii) Seller or any of its Affiliates shall become insolvent or suspend all or a substantial part of its or their business, (iii) a petition under the Bankruptcy Code or any other insolvency or debtor statute shall be filed by or against Seller or any affiliate or any receivership proceedings with respect thereto shall commence, (iv) any guarantee of any of Seller's obligations hereunder shall be terminated or become impaired, or (v) KBK otherwise determines that it is insecure hereunder.

          Termination of this Agreement shall not affect the rights and obligations of the parties hereunder with respect to transactions occurring on or prior to the date of such termination, and this Agreement shall continue to govern the rights and obligations of the parties hereto with respect to accounts purchased by KBK from Seller on or prior to the date of such termination. All security interests granted or contemplated by this Agreement shall survive the termination of this Agreement until all amounts payable to KBK with respect to transactions occurring on or prior to the date of termination have been paid to KBK, and Seller has performed all its obligations to KBK with respect to such transactions, and all obligations under this Agreement including but not limited to payment of the Fees.

         13. NOTICE OF PROPOSED REFINANCING. Seller hereby agrees that in the event Seller receives a written proposal from any third party to provide financing or factoring ("Proposed Refinancing"), Seller will immediately advise KBK in writing of the identity of the offeror ("Offeror") the complete terms and conditions of the Proposed Refinancing and provide KBK a full and complete copy of all written correspondence between Seller and Offeror describing the Proposed Refinancing.

         14. Attorney's Fees, Litigation Expense. Seller agrees to reimburse KBK upon demand for KBK's attorneys' fees, court costs and other fees and expenses incurred in collecting any sums due or to become due to KBK hereunder, enforcing any of KBK's rights under this Agreement and all actions taken by KBK that it deems necessary or desirable under the United States Bankruptcy Code or should any provisions of the United States Bankruptcy Code be applicable to any rights or obligations of any party to this Agreement, as well as all appearances, motions and actions to which KBK may be or become a party in any bankruptcy case.

        15.     Governing Law; Submission to Jurisdiction; Waiver of Jury
Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. SELLER HEREBY SUBMITS (IF FEDERAL JURISDICTION IS AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, FORT WORTH DIVISION, OR (IF FEDERAL JURISDICTION IS NOT AVAILABLE) TO THE EXCLUSIVE JURISDICTION OF ANY TEXAS STATE COURT SITTING IN FORT WORTH, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SELLER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         16. Amendments; Waivers. This Agreement may be amended only in writing signed by the parties hereto. No failure on the part of KBK to exercise, and no delay by KBK in exercising, and no course of dealing by KBK with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder by KBK preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies of KBK hereunder are cumulative and not exclusive of any remedies provided by law.

         17. Notices. All notices and other communications provided for herein shall be given or made in writing and telecopied or delivered by courier or mail to the intended recipient at the "Address for Notices" specified opposite its name on the signature page hereto, or at such other address or telecopy number as shall be designated by a party to the other party in the manner specified in this Section 17. All such notices and other communications shall be deemed to have been duly given when transmitted by telecopier (with receipt thereof confirmed by telecopier) or personally delivered or, in the case of a mailed notice, upon deposit in the United States Postal System postage prepaid and properly addressed, in each case given or addressed as aforesaid.

         18. Indemnification. Seller agrees to indemnify, defend and hold KBK harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) owing to any third party to which KBK may become subject arising out of or based upon this Agreement as well as any prior relationship of Seller with KBK, WHETHER BY ALLEGED OR ACTUAL NEGLIGENCE OR OTHERWISE, except and to the extent caused by the gross negligence or willful misconduct of KBK.

         19. Waiver and Release. Seller, by its execution of this Agreement, does hereby covenant, warrant and represent that, (i) Seller is not in default and no default exists under any prior agreements or transactions with KBK; (ii) Seller releases, relinquishes and waives any and all defenses to the enforceability of any prior agreements or transactions with KBK in connection therewith to which Seller may have otherwise been entitled as of the date hereof; (iii) Seller relinquishes, waives and releases KBK from any and all claims known or unknown which Seller may or might have against KBK arising directly or indirectly out of or from any prior agreements or transactions between Seller and KBK; (iv) the benefit received and to be received by Seller as a result of this Agreement shall and does constitute sufficient and valuable consideration to Seller for entering into and performing its obligations under this Agreement; (v) the execution and delivery by Seller of this Agreement and the Limited Guaranty executed by, inter alia, Seller of even date herewith, the performance by Seller of this Agreement and the consummation of the transaction contemplated thereby are, (a) not prohibited by any indenture, contract or agreement, law or corporate documents, including, but not limited to, By-Laws and Articles of Incorporation, (b) duly authorized by appropriate corporate action of Seller, and (c) legally valid and binding obligations of Seller and will continue to be such and enforceable against the Seller according to their terms; (vi) that this Agreement will be executed and delivered by properly authorized officers of Seller; (vii) KBK has no obligation to continue the prior agreements or enter into this Agreement except for the considerations herein expressed; and (viii) the representations and warranties set forth herein will survive the execution and delivery of this Agreement.

         20. CAPTIONS; FINAL AGREEMENT; COUNTERPARTS; SUCCESSORS AND ASSIGNS. Captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement. This Agreement represents the final agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings, oral or written, related to such subject matter. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. This Agreement may not be assigned by Seller without the prior written consent of KBK. This Agreement may be assigned by KBK, and any accounts purchased by KBK hereunder, together with all rights and interests related thereto granted to KBK hereunder, may be assigned by KBK, all without notice to or the consent of Seller. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto, heretofore duly authorized, have executed this Agreement as of the date first set forth above.


Address for Notices:                       VOICE POWERED TECHNOLOGY
15260 Ventura Boulevard                    INTERNATIONAL, INC.
Suite 2200
SHERMAN OAKS, CA 91403
Fax No.: (818) 905-0950                    By:  /s/  EDWARD M. KRAKAUER
                                              ----------------------------
                                              Name: Edward M. Krakauer
                                              Title: President

                                           By:  /s/  MITCHELL RUBIN
                                              ----------------------------
                                              Name: Mitchell Rubin
                                              Title: Vice President Finance
                                                & Operations


Address for Notices:                       KBK FINANCIAL, INC.
2200 CITY CENTER
301 COMMERCE STREET
FORT WORTH, TEXAS 76102                    By:  /s/  KENNETH H. JONES, JR.
Fax No.:(817) 335-9339                        ----------------------------
                                              Name:  Kenneth H. Jones, Jr.
                                              Title: Vice Chairman
                                              Date:  August 22, 1996

                                  Exhibit "A"

The terms of sale offered by Seller to the following account debtors with respect to all accounts (owing by such account debtors) that are offered to KBK for purchase under the Agreement shall be no longer than NET 60 DAYS:

1.        Best Distributors

2.        Day Mark

3.        Montgomery Ward

4.        Macy's

5.        Office Max

6.        Staples

7.        Clockwise Inc.

8.        Daytons/Marshall Fields

9.        Fedco

10.       Let's Talk Cellular

11.       State Street Discount

12.       Ultimate Electronics

13. Service Merchandise (provided that with respect to accounts owing from Service Merchandise terms of sale which do not exceed NET 90 DAYS for any goods shipped prior to October 15, 1996, shall be acceptable).

                       PERFORMANCE BASED PRICING ADDENDUM


to Account Transfer and Purchase Agreement between KBK Financial, Inc, dba VPT/KBK Acceptance Corporation ("KBK"), and Voice Powered Technology International, Inc. ("Seller") dated August 20, 1996.

  This Addendum sets forth the criteria for and the amount of any adjustment in the Fixed Discount and the Variable Discount (collectively the "Discount Rates") as set forth in the above referenced Account Transfer and Purchase Agreement (the "Agreement"), the rates set forth therein being referred to herein as the "Contract Rates". The Discount Rates set for the initial purchases under the Agreement and until changed according to this Addendum ("Initial Rates") are the following:


Fixed Discount 1.25%                 Variable Discount: Base Rate Plus 2.00%


  Beginning after the first three (3) full calendar months after the date of the Agreement ("Initial Quarter") and every three (3) months thereafter, Seller may apply for a change in the Discount Rates (an "Adjustment"), based on Seller achieving certain financial conditions set forth in the following table:


                                                                   # PROFIT      ROLLING 6
                                                                   ROLLING       MOS.
      VARIABLE            FIXED   CURRENT                          MOS. OUT OF   CUMM.
      DISC.               DISC.   RATIO(1)          DEBT/TNW(2)    LAST6(3)      PROFIT(4)
      ----------          -----   -------           ---------      -----------   ---------
      BASE+1.00            .25    *2.25:1             <2.50:1          6        >$250,000

           1.25            .50     2.00:1              3.00:1          5         $250,000

           1.50            .75     1.75:1              3.50:1          4         $150,000

           1.75           1.00     1.50:1              4.00:1          2         $50,000

           2.00           1.25     1.25:1              4.50:1          0         $<0

           2.00           1.50     0.75:1              5.00:1          0         $<O

           2.00           2.00    <0.75:1             *7.00:1          0         $<O


------------------

1.     Current Ratio = Current Assets/Current Liabilities
2 Debt/TNW = Total Liabilities/Tangible Net Worth calculated on a proforma basis (i.e., add back purchased A/R and Factored Balance)
3.     Profit = Net Income After Tax and before any extraordinary gains
4.     Sixth Months Cumulative Profit = Last Six Months Net Income After Tax

                 Within 30 days, after the end of Initial Quarter or any successive quarter, if Seller believes it qualifies for an Adjustment, the attached, completed certificate shall be prepared by Seller and submitted to KBK. KBK shall have until the 15th day of the following month to verify the qualifications for the requested Adjustment. If KBK shall determine, in its reasonable discretion, that Seller does qualify for the Adjustment, the adjustment shall become effective for purchases on and after the 1st day of the next month. Once the Initial Rates have been adjusted as set forth herein, monthly certificates shall be submitted certifying the continued qualification for the Adjustment or another Adjustment as the case may be.

                 Once an Adjustment has been made, in the event Seller thereafter fails to timely submit monthly certificates, breaches any one or more of the Representations and Warranties contained in paragraph 9 of the Agreement or fails to comply with the provisions of paragraph 10 of the Agreement, the current Discount Rates shall automatically and without notice adjust to the Contract Rates, effective immediately and shall remain at such rate until Seller cures all defaults under the Agreement and shall request and qualify for a new Adjustment. KBK shall be under no duty to notify Seller of any change to the Contract Rates and KBK shall not have any liability for any failure to timely adjust, nor shall such failure constitute a waiver on the part of KBK of its rights to adjust Discount Rates.

                                      VOICE POWERED TECHNOLOGY INTERNATIONAL,
                                      INC.

                                      By:  /s/  EDWARD M. KRAKAUER
                                         ----------------------------------
                                         Name:  Edward M. Krakauer
                                         Title: President


                                      By:  /s/  MITCHELL RUBIN
                                         ----------------------------------
                                         Name:  Mitchell Rubin
                                         Title: Vice President Finance
                                         & Operations



                                      KBK FINANCIAL, INC.

                                      By:  /s/  KENNETH H. JONES, JR.
                                         ----------------------------------
                                      Name:  Kenneth H. Jones, Jr.
                                             -------------------------------
                                      Title: Vice President
                                             -------------------------------